Exhibit 10.1

LIFE TECHNOLOGIES CORPORATION

NOTICE OF GRANT OF PERFORMANCE RESTRICTED STOCK UNITS

[Performance Vesting -

January 1, 2013 through December 31, 2015 Performance Period]

[Participant Name] (the “Participant”) has been granted an award (the “Award”) pursuant to the Life Technologies Corporation 2009 Equity Incentive Plan (the “Plan”) consisting of one or more rights (each such right being hereinafter referred to as a “Restricted Stock Unit”) to receive in settlement of each such right one (1) share of Stock of Life Technologies Corporation, as follows:

Date of Grant:	March 29, 2013

Target Number of Restricted Stock Units (as adjusted from time to time pursuant to Section 8 of the Restricted Stock Agreement, “Target RSUs”):	[Target Shares Granted]

Vesting:	The Restricted Stock Units shall vest as set forth in Attachment 3 to this Notice.

By electronically accepting this document, the Company and the Participant agree that the Award is governed by this Notice, the provisions of the Plan, and the Performance Restricted Stock Units Agreement attached to and made a part of this document, including any applicable Addendum or Supplement thereto. The Participant acknowledges receipt of copies of the Plan and Performance Restricted Stock Unit Agreement, represents that the Participant has read and is familiar with its provisions, and hereby accepts the Award subject to all of its terms and conditions.

ATTACHMENTS:	1. Life Technologies Corporation 2009 Equity Incentive Plan, as amended to the Date of Grant

2. Performance Restricted Stock Units Agreement (U.S.)

3. Vesting Schedule

Electronic Signature: /s/

Acceptance Date:

LIFE TECHNOLOGIES CORPORATION

PERFORMANCE RESTRICTED STOCK UNITS AGREEMENT

(U.S.)

Life Technologies Corporation has granted to the individual (the “Participant”) named in the Notice of Grant of Restricted Stock Units (the “Notice”) to which this Performance Restricted Stock Units Agreement (the “Agreement”) is attached, an award of Restricted Stock Units (the “Award”) upon the terms and conditions set forth in the Notice and this Agreement. The Award has been granted pursuant to and shall in all respects be subject to the terms and conditions of the Life Technologies Corporation 2009 Equity Incentive Plan (as amended from time to time, the “Plan”). By accepting the Notice, the Participant: (i) represents that the Participant has read and is familiar with the terms and conditions of the Notice, the Plan and this Agreement, (i) accepts the Award subject to all of the terms and conditions of the Notice, the Plan and this Agreement, (iii) agrees to accept as binding, conclusive and final all decisions or interpretations of the Committee upon any questions arising under the Notice, the Plan or this Agreement, and (iv) acknowledges receipt of a copy of the Notice, the Plan and this Agreement.

1. Definitions and Construction.

1.1 Definitions. Unless otherwise defined herein, capitalized terms shall have the meanings assigned to such terms in the Notice or the Plan. Whenever used herein, the following terms shall have their respective meanings set forth below:

(a) “Company” means Life Technologies Corporation and each subsidiary or affiliate that is classified as a Participating Company under the Plan’s terms. Notwithstanding the preceding, with respect to administrative matters the term “Company” shall solely refer to Life Technologies Corporation.

(b) “Date of Grant” means the effective date shown in the Notice.

(c) “Disability” means, for purposes of this Agreement, a condition of the Participant whereby he or she either: (i) is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than twelve (12) months, or (ii) is, by reason of any medically determinable physical or mental impairment which be expected to result in death or can be expected to last for a continuous period of not less than twelve (12) months, receiving income replacement benefits for a period of not less than three (3) months under a long term disability income plan, if any, covering employees of the Company. Any determination of Disability under this Agreement shall be made by the Company’s Benefits Administration Committee.

1.2 Construction. Captions and titles contained herein are for convenience only and shall not affect the meaning or interpretation of any provision of this Agreement. Except when otherwise indicated by the context, the singular shall include the plural and the plural shall include the singular. Use of the term “or” is not intended to be exclusive, unless the context clearly requires otherwise.

2. Administration. All questions of interpretation concerning this Agreement shall be determined by the Committee. All determinations by the Committee shall be final and binding upon all persons having an interest in the Award. Any officer of the Company shall have the authority to act on behalf of the Company with respect to any matter, right, obligation, or election which is the responsibility of or which is allocated to the Company herein, provided the officer has apparent authority with respect to such matter, right, obligation, or election. As a condition to receipt of the Award, all persons having an interest in the Award agree and understand that (i) if any error occurs with respect to the establishment, creation and/or administration of the Award, the Award shall be interpreted in light of the Committee’s original intent as determined in the sole discretion of the Committee or the appropriate officer of the Company and (ii) the Committee and/or appropriate officer of the Company shall have the authority to amend the Award, without the consent of the Participant, to reflect the original intent of the Committee with respect to the grant and terms of the Award.

3. Settlement of the Award.

3.1 No Additional Payment Required. The Participant shall not be required to make any additional monetary payment (other than applicable tax withholding, if any) upon settlement of the Award. Payment of the aggregate purchase price of the shares of Stock for which the Award is being settled shall be made in the form of past services rendered by the Participant to the Company or for its benefit which the Committee, by resolution, determines to have a value not less than the aggregate purchase price of such shares of Stock.

3.2 Issuance of Shares of Stock. Subject to the provisions of Section 3.5 below, the Company shall issue to the Participant (or in the event of Participant’s death, to his or her legal representative or other person who acquired the right to such shares of Stock by reason of the Participant’s death), on the first to occur of the following dates (the “Settlement Date”):

(a) On March 1, 2016;

(b) The date of a Change in Control (provided that if Holder is or will be eligible for Retirement at any time on or after the Grant Date but prior to March 1, 2016, then such Change in Control must also constitute a change in the ownership or effective control of the Company, or a change in the ownership of a substantial portion of the assets of the Company, within the meaning of Section 409A(a)(2)(A)(v) of the Code and Section 1.409A-3(i)(5) of the Treasury Regulations) (any distribution shall occur immediately prior to the Change in Control);

(c) The date of Participant’s death; or

(d) The date of Participant’s Disability (provided that, if Participant is or will be eligible for Retirement at any time on or after the Grant Date but prior to the March 1, 2016, such Disability must also constitute a “Disability” for purposes of Section 409A of the Code).

Notwithstanding the foregoing, if any of the foregoing distribution events occurs on a day that is not a day on which The Nasdaq Stock Market is open for trading, then the applicable distribution date shall be the next occurring day on which The Nasdaq Stock Market is open for trading. All distributions shall be made in whole shares of Stock, rounded down to the nearest whole number. Such shares of Stock shall not be subject to any restriction on transfer other than any such restriction as may be required pursuant to Section 3.5. On the Settlement Date, the Company shall pay to the Participant cash in lieu of any fractional share of Stock represented by a fractional Restricted Stock Unit subject to this Award in an amount equal to the Fair Market Value on the Settlement Date of such fractional share of Stock.

3.3 Tax Withholding. At the time the Award is granted, or at any time thereafter as requested by the Company, the Participant hereby authorizes withholding from payroll and any other amounts payable to the Participant, and otherwise agrees to make adequate provision for, any sums required to satisfy the federal, state, local and foreign tax withholding obligations of the Company, if any, which arise in connection with the Award or the issuance of shares of Stock in settlement thereof. The Company shall have no obligation to deliver shares of Stock until the tax withholding obligations of the Company have been satisfied by the Participant.

3.4 Certificate Registration. The certificate for the shares as to which the Award is settled shall be registered in the name of the Participant, or, if applicable, in the names of the heirs of the Participant.

3.5 Restrictions on Grant of the Award and Issuance of Shares. The grant of the Award and issuance of shares of Stock upon settlement of the Award shall be subject to compliance with all applicable requirements of federal, state or foreign law with respect to such securities. No shares of Stock may be issued hereunder if the issuance of such shares would constitute a violation of any applicable federal, state or foreign securities laws or other law or regulations or the requirements of any stock exchange or market system upon which the Stock may then be listed. The inability of the Company to obtain from any regulatory body having jurisdiction the authority, if any, deemed by the Company’s legal counsel to be necessary to the lawful issuance and sale of any shares subject to the Award shall relieve the Company of any liability in respect of the failure to issue or sell such shares as to which such requisite authority shall not have been obtained. As a condition to the settlement of the Award, the Company may require the Participant to satisfy any qualifications that may be necessary or appropriate, to evidence compliance with any applicable law or regulation and to make any representation or warranty with respect thereto as may be requested by the Company.

3.6 Fractional Shares. The Company shall not be required to issue fractional shares upon the settlement of the Award.

4. Nontransferability of the Award. Prior the Settlement Date, neither this Award nor any Restricted Stock Unit subject to this Award shall be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, or garnishment by creditors of the Participant or the Participant’s beneficiary, except by will or by the laws of descent and distribution.

5. Effect of Termination of Service.

5.1 Disability. If the Participant’s Service terminates because of the Disability of the Participant, the Award shall vest as provided in Attachment 3 to the Notice on the date on which the Participant’s Service terminated, and the shares of Stock subject to such vested portion of the Award shall be settled pursuant to the provisions of this Agreement.

5.2 Death. If the Participant dies, the Award shall vest as provided in Attachment 3 to the Notice on the date of Participant’s death, and the shares of Stock subject to such vested portion of the Award shall be settled pursuant to the provisions of this Agreement by the issuance of shares of Stock to the Participant’s legal representative or other person who acquired the right to such shares of Stock by reason of the Participant’s death.

5.3 Retirement. If the Participant’s Service terminates because of the Retirement of the Participant on or after the first anniversary of the Date of Grant but prior to March 1, 2016, the Award shall continue to be eligible vest as provided in Attachment 3 to the Notice and the shares of Stock subject to such vested portion of the Award shall be settled pursuant to the provisions of this Agreement.

5.4 Other Termination of Service. If the Participant’s Service terminates for any reason, except Disability, death or Retirement of the Participant on or after the first anniversary of the Date of Grant but prior to March 1, 2016, the Award, to the extent unvested on the date on which the Participant’s Service terminated, shall terminate and any unvested shares of Stock subject to the Award shall be forfeited on the effective date of such termination of Service.

6. Return of Share Value. Notwithstanding any other provision of this Agreement, if at any time during the provision of Participant’s Service to Company or within six (6) months after voluntary or involuntary termination of the Participant’s Service for any reason, the Participant, in the sole judgment of the Company, other than as an employee or a consultant for the Company in the execution of Participant’s employment duties or provision of consulting services, as the case may be, engages in any of the “Prohibited Activities” listed below, then, to the greatest extent permitted by applicable law: (i) to the extent this Award has not yet become vested, it shall immediately be cancelled; (ii) any shares of Stock issued upon vesting of this Award during the time period that is six (6) months prior to and six (6) months after the date of termination of Service that have not yet been sold by Participant shall be returned to the Company; and (iii) if the Participant has sold any shares of Stock issued upon vesting of the Award during the time period that is six (6) months prior to and six (6) months after the date of termination of Service, the Participant shall return to the Company, in the form of a cash payment, the value of such shares of Stock on their vesting date, without regard to any subsequent market price decrease or increase, shall be paid by such individual to the Company.

6.1 “Prohibited Activities” for purposes of this Section 6, are defined as follows:

(a) Directly or indirectly, through an affiliated or controlled entity or person, on Participant’s own behalf or as a partner, consultant, proprietor, principal, agent,

creditor, security holder, trustee or otherwise in any other capacity (except by ownership of one percent (1%) or less of the outstanding stock of any publicly held corporation) engaging in the following: owning, managing, operating, financing, controlling, investing, participating or engaging in, lending Participant’s name or credit to, rendering services or advice to, or devoting any material endeavor or effort to any business that develops, manufactures, distributes, markets, sales or provides any products or services which are competitive with or similar to the products or services developed (including products or services under development or the subject of planning for possible development), manufactured, distributed, marketed, sold or otherwise provided by Company during Participant’s Service, including but not limited to the “Competitor List” below;

(b) Directly or indirectly soliciting or otherwise inducing any employee to end his/her employment with Company;

(c) Disclosing or misusing any confidential, proprietary or material information concerning the Company;

(d) Directly or indirectly soliciting Company customers (including prospective customers) that Participant had contact with or access to confidential or proprietary information about during Participant’s Service or otherwise inducing such customers to reduce or terminate their business relationship with Company; or

(e) Engaging in research and development efforts (including customer assessment, observation and collaboration activities) such as testing, design, development, and process analysis related to or similar to efforts Participant engaged in or had access to confidential or proprietary information about during Participant’s Service to Company.

6.2 For purposes of this Section 6, the “Competitor List” includes, but is not limited to, the following entities: Abbott Laboratories; Abcam; Advanced Liquid Logic, Inc.; Affymetrix, Inc.; Agilent Technologies; Inc.; Asuragen, Inc.; Becton, Dickinson and Company; Biomatrica, Inc.; Biomerieux, Inc.; Bio-Rad Laboratories, Inc.; Biosearch Technologies, Inc.; Celsis Holding, Inc.; Claritas Genomics; Danaher Corporation; DNA 2.0; DNA Electronics Ltd. (UK); Enigma Diagnostics Limited; Enzo Biochem, Inc.; Eppendorf; General Electric Company; Genia Technologies, Inc.; Genscript; Harvard Bioscience, Inc.; Helicos Biosciences Corporation; Hologic, Inc.; Ingenuity Systems; IDEXX Laboratories, Inc.; Illumina, Inc.; Integrated DNA Technologies; Lonza Group AG; Luminex Corporation; Merck KGaA; Molecular Transfer, Inc.; NanoString Technologies, Inc.; NextBio; New England Biolabs; Novartis; NuGen Technologies; OligoCo; OriGene Technologies, Inc.; Oxford Nanopore Technologies; Pacific Biosciences, Inc.; Pall Corporation; PeproTech, Inc.; PerkinElmer Inc.; Prionics AG; Promega Corporation; Protein Simple; Qiagen N.V.; Quest Diagnostics Incorporated; Raindance Technologies, Inc.; Roche Holdings Ltd.; Sartorius; Sequenom; Sigma-Aldrich Corporation; Streck; Synthetic Genomics; Takara Bio Inc.; Techne Corporation; Thermo Fisher Scientific Inc.; and Waters Corporation; as well as any entity that is a successor to, acquires a majority of the assets of, or merges in whole or in part with any of the foregoing entities.

6.3 Participant acknowledges and agrees that (a) this Section 6 is necessary for the proper protection of the Company’s legitimate business interests, including protection of its trade secrets and confidential and proprietary information, as well as its customer and strategic relationships and good will; (b) during the provision of Participant’s Service to Company, Participant has and/or will be personally entrusted with and exposed to such confidential and proprietary information and may also be exposed to Company’s customer and strategic relationships; (c) Participant’s services are special and unique; (d) Company has and will continue to be engaged in the highly competitive life sciences and biotechnology industry and the trade secrets, confidential and proprietary information, including its technologies, services and other developments are likely to be of great value to competitors; (e) Company operates in a worldwide market and its business and customers are not geographically distinct, therefore, it is appropriate that this provision applies to Prohibited Activities anywhere in the world; (f) Company will suffer great loss and irreparable harm if Participant were to engage in the Prohibited Activities; and (g) the Prohibited Activities, including with respect to time, geographic area, and scope of activity are limited and reasonable and do not impose a greater restraint than is necessary to protect the goodwill and business interests of Company and allow Participant an adequate number and variety of employment alternatives, based on Participant’s varied skills and abilities.

6.4 In the event a court of competent jurisdiction determines that the geographic area, duration, or scope of activity of any restriction under this Section 6 are more extensive than is necessary to protect the legitimate business interests of Company or otherwise unenforceable, the restrictions under this Section 6 and its subparagraphs shall be reformed and modified to the extent required to render them valid and enforceable. Notwithstanding Section 12.7 of this Agreement, this Section 6 may be in addition to and does not limit the effect of other agreements or understandings between Participant and Company with respects to matters addressed in it, including with respect to prohibitions against solicitation and the protection of Company’s trade secrets and confidential information.

7. Change in Control. In the event of a Change in Control, the Award shall vest as provided in Attachment 3 to the Notice immediately prior to such Change in Control, and the shares of Stock subject to such vested portion of the Award shall be settled pursuant to the provisions of this Agreement.

8. Adjustments for Changes in Capital Structure. Subject to any required action by the stockholders of the Company, in the event of any change in the Stock effected without receipt of consideration by the Company, whether through merger, consolidation, reorganization, reincorporation, recapitalization, reclassification, stock dividend, stock split, reverse stock split, split-up, split-off, spin-off, combination of shares, exchange of shares, or similar change in the capital structure of the Company, or in the event of payment of a dividend or distribution to the stockholders of the Company in a form other than Stock (excepting normal cash dividends) that has a material effect on the Fair Market Value of shares of Stock, appropriate and proportionate adjustments shall be made in the number and class of shares subject to the Award, in order to prevent dilution or enlargement of the Participant’s rights under the Award. For purposes of the foregoing, conversion of any convertible securities of the Company shall not be treated as “effected without receipt of consideration by the Company.” Any fractional share resulting from an adjustment pursuant to this Section 8 shall be rounded down to the nearest whole number. Such adjustments shall be determined by the Committee, and its determination shall be final, binding and conclusive.

9. Rights as a Stockholder, Director, Employee or Consultant. The Participant shall have no rights as a stockholder with respect to any shares which may be issued in settlement of this Award until the date of the issuance of a certificate for such shares (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company). No adjustment shall be made for dividends, distributions or other rights for which the record date is prior to the date such certificate is issued, except as provided in Section 7. If the Participant is an Employee, the Participant understands and acknowledges that, except as otherwise provided in a separate, written employment agreement between a Participating Company and the Participant, the Participant’s employment is “at will” and is for no specified term. Nothing in this Agreement shall confer upon the Participant any right to continue in the Service of the Company or a Participating Company or interfere in any way with any right of the Participating Company Group to terminate the Participant’s Service as a Director, an Employee or a Consultant, as the case may be, at any time.

10. Legends. The Company may at any time place legends referencing any applicable federal, state or foreign securities law restrictions on all certificates representing shares of stock issued pursuant to this Agreement. The Participant shall, at the request of the Company, promptly present to the Company any and all certificates representing shares acquired pursuant to this Award in the possession of the Participant in order to carry out the provisions of this Section.

11. Applicable Law; Mandatory Forum; Consent to Personal Jurisdiction.

11.1 Applicable Law. This Agreement shall be construed and enforced in accordance with and governed by the laws of the State of Delaware.

11.2 Mandatory Forum for Litigation. The parties irrevocably agree that any and all controversies or disputes involving, relating to, or arising out of, or under, this Agreement, including but not limited to its construction, interpretation or enforcement, shall exclusively be litigated in the state courts of the State of Delaware.

11.3 Consent to Personal Jurisdiction and Waiver. Participant acknowledges that by entering into this Agreement and upon acceptance of any shares of Stock issued by the Company hereunder, Participant is entering into a contract in the State of Delaware and is transacting business in the State of Delaware. Participant irrevocably and unconditionally consents to the personal jurisdiction of the state courts of Delaware with regard to any and all controversies or disputes involving, relating to, or arising out of, or under, this Agreement. Participant further irrevocably and unconditionally waives any defense or objection of lack of personal jurisdiction over Participant by the state courts of the State of Delaware.

12. Miscellaneous Provisions.

12.1 Further Instruments. The parties hereto agree to execute such further instruments and to take such further action as may reasonably be necessary to carry out the intent of this Agreement.

12.2 Binding Effect. Subject to the restrictions on transfer set forth herein, this Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective heirs, executors, administrators, successors and assigns.

12.3 Termination or Amendment. The Committee may terminate or amend the Plan or the Award at any time; provided, however, that no such termination or amendment may adversely affect the Award without the consent of the Participant unless such termination or amendment is necessary to comply with any applicable law or government regulation. No amendment or addition to this Agreement shall be effective unless in writing.

12.4 Section 409A.

(a) Notwithstanding any other provision of the Plan, this Agreement or the Notice, the Plan, this Agreement and the Notice shall be interpreted in accordance with, and incorporate the terms and conditions required by, Section 409A of the Code (together with any Treasury Regulations and other interpretive guidance issued thereunder, including without limitation any such regulations or other guidance that may be issued after the Date of Grant, “Section 409A”). The Committee may, in its discretion, adopt such amendments to the Plan, this Agreement or the Notice or adopt other policies and procedures (including amendments, policies and procedures with retroactive effect), or take any other actions, as the Committee determines are necessary or appropriate to comply with the requirements of Section 409A.

(b) Unless Holder is or will be eligible for Retirement at any time on or after the Date of Grant but prior to March 15, 2016, this Agreement is not intended to provide for any deferral of compensation subject to Section 409A of the Code, and, accordingly, the shares of Stock issuable pursuant to the Restricted Stock Units hereunder shall be distributed to Participant no later than the later of: (i) the fifteenth day of the third month following Participant’s first taxable year in which such Restricted Stock Units are no longer subject to a substantial risk of forfeiture, and (ii) the fifteenth day of the third month following first taxable year of the Company in which such Restricted Stock Units are no longer subject to substantial risk of forfeiture, as determined in accordance with Section 409A and any Treasury Regulations and other guidance issued thereunder.

(c) For purposes of Section 409A of the Code (including, without limitation, for purposes of Treasury Regulation Section 1.409A-2(b)(2)(iii)), each payment that Participant may be eligible to receive under this Agreement shall be treated as a separate and distinct payment.

(d) Notwithstanding anything herein to the contrary, to the extent any payments to Participant pursuant to this Agreement are treated as non-qualified deferred compensation subject to Section 409A of the Code, then (i) to the extent required by Section 409A of the Code, no amount shall be payable unless Participant’s termination of Service constitutes a “separation from service” within the meaning of Section 409A (a “Separation from Service”), and (ii) if Participant, at the time of his or her Separation from Service, is determined by the Company to be a “specified employee” for purposes of Section 409A(a)(2)(B)(i) of the Code and the Company determines that delayed commencement of any portion of the termination benefits payable to Participant pursuant to this Agreement is required in order to avoid a prohibited distribution under Section 409A(a)(2)(B)(i) of the Code (any such delayed commencement, a “Payment Delay”), then such portion of the payments to be made to Participant shall not be provided to Participant prior to the earlier of (A) the expiration of the six-month period measured from the date of Participant’s Separation from Service, (B) the date of Participant’s death or (C) such earlier date as is permitted under Section 409A. Upon the expiration of the applicable Code Section 409A(a)(2)(B)(i) deferral period, all payments deferred pursuant to a Payment Delay shall be paid in a lump sum to Participant within thirty (30) days following such expiration, and any remaining payments due under the Agreement shall be paid as otherwise provided herein. The determination of whether Participant is a “specified employee” for purposes of Section 409A(a)(2)(B)(i) of the Code as of the time of his or her Separation from Service shall be made by the Company in accordance with the terms of Section 409A of the Code and applicable guidance thereunder (including without limitation Treasury Regulation Section 1.409A-1(i) and any successor provision thereto).

(e) Neither the time nor form of distribution of shares of Stock with respect to the Restricted Stock Units may be changed, except as may be permitted by the Committee in accordance with the Plan and this Agreement and Section 409A of the Code and the Treasury Regulations thereunder. No payment under this Agreement shall be made at a time earlier than that provided for in this Agreement unless such payment is (i) an acceleration of payment permitted to be made under Treasury Regulation Section 1.409A-3(j)(4) or (ii) a payment that would otherwise not be subject to additional taxes and interest under Section 409A.

12.5 Notices. Any notice required or permitted hereunder shall be given in writing and shall be deemed effectively given (except to the extent that this Agreement provides for effectiveness only upon actual receipt of such notice) upon personal delivery, upon deposit in the United States Post Office, by registered or certified mail, or with an overnight courier service with postage and fees prepaid, addressed to the other party at the address shown below that party’s signature or at such other address as such party may designate in writing from time to time to the other party.

12.6 Integrated Agreement. The Notice and this Agreement constitute the entire understanding and agreement of the Participant and the Company with respect to the subject matter contained herein or therein and supersedes any prior agreements, understandings, restrictions, representations, or warranties among the Participant and the Company with respect to such subject matter other than those as set forth or provided for herein or therein. To the extent contemplated herein or therein, the provisions of the Notice and the Agreement shall survive any settlement of the Award and shall remain in full force and effect.

12.7 Counterparts. The Notice may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

12.8 Electronic Delivery; Consent to Information Sharing. The Company may, in its sole discretion, decide to deliver any documents related to the Award or future awards granted under the Plan by electronic means or request the Participant’s consent to participate in the Plan by electronic means. By accepting this Award, the Participant hereby consents and agrees to receive such documents by electronic delivery and agrees to participate in the Plan through an on-line or electronic system established and maintained by the Company or another third party designated by the Company. In addition, in order to facilitate the administration of the Company’s equity administration by a third party, and for such third party administrator to provide reporting to the Company on shares of Stock held within Participant’s account by such third party administrator, Participant hereby provides his or her consent on the sharing of this information by such third party administrator with the Company. The foregoing consent shall lapse upon Participant’s termination of Service or his or her earlier revocation of such consent in writing to the Company.

12.9 Severability. If any one or more of the provisions (or any part thereof) of the Plan or this Agreement issued hereunder, shall be held to be invalid, illegal or unenforceable in any respect, such provision shall be modified so as to make it valid, legal and enforceable, and the validity, legality and enforceability of the remaining provisions (or any part thereof) of the Plan or this Agreement shall not in any way be affected or impaired thereby. The Company may, without the consent of any Participant, and in a manner determined necessary solely in the discretion of the Company, amend the Plan and this Agreement as the Company deems necessary to ensure the Plan and all Awards remain valid, legal or enforceable in all respects.

12.10 Trading Restrictions.

(a) The Company may establish periods from time to time during which Participant’s ability to engage in transactions involving the Company’s Stock is subject to specific restrictions (“Restricted Periods”). Notwithstanding any other provisions herein, Participant may not sell or otherwise dispose of shares of the Company’s Stock issuable upon distribution of the Restricted Stock Units during an applicable Restricted Period unless such sale or disposition is specifically permitted by the Company, in its sole discretion. Participant may be subject to restrictions giving rise to a Restricted Period for any reason that the Company determines appropriate, including, restrictions generally applicable to employees or groups of employees or restrictions applicable to Participant during an investigation of allegations of misconduct or conduct detrimental to the Company by Participant.

(b) Participant acknowledges and agrees that the Restricted Stock Units and the shares of Stock issuable upon distribution thereof, any other equity awards now held by Participant or hereafter acquired by Participant, and any shares of the Company’s Stock issuable upon exercise, vesting or settlement thereof, shall be subject to the terms and conditions of any stock ownership or retention guidelines (the “Guidelines”) adopted from time to time by the Company to the extent such Guidelines are by their terms applicable to Participant. Participant hereby acknowledges and agrees that the Committee shall have the authority to review Participant’s compliance (or progress towards compliance) with such Guidelines from time to time and, in its sole discretion, to impose such conditions, restrictions or limitations on Participant, the Restricted Stock Units, the shares of Stock issuable upon distribution thereof, other equity awards held by Participant and other shares of the Company’s Stock issuable upon exercise, vesting or settlement thereof as the Committee determines to be necessary or appropriate in order to achieve the purposes of such Guidelines.

12.11 Section 162(m) of the Code. The Company intends that the Restricted Stock Units and the shares of Stock issuable upon distribution thereof shall satisfy and shall be interpreted in a manner that satisfies any applicable requirements as qualified “performance-based compensation” within the meaning of Section 162(m)(4)(C) of the Code and the Treasury Regulations thereunder. Any provision, application or interpretation of the Plan or this Agreement that is inconsistent with this intent shall be disregarded with respect to the Restricted Stock Units. As required by Section 162(m) of the Code and the Treasury Regulations thereunder, the “Committee” for purposes of this Award shall be the Compensation and Organizational Development Committee of the Board.

ATTACHMENT 3

TO NOTICE OF GRANT OF PERFORMANCE RESTRICTED STOCK UNITS1

[1]	Vesting schedule to be established pursuant to resolutions adopted by the Administrator at the time of grant.